UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2016

CONGAREE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-52592	20-3863936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 5, 2016, Carolina Financial Corporation (“Carolina Financial”), the parent holding company for CresCom Bank, CBAC, Inc. (“Merger Sub”), a wholly-owned subsidiary of the Carolina Financial, and Congaree Bancshares, Inc. (“Congaree”), the parent holding company for Congaree State Bank, entered into an Agreement and Plan of Merger (the “Agreement”), which provides that, subject to the terms and conditions set forth in the Agreement, Carolina Financial will acquire Congaree.

Subject to the terms and conditions of the Agreement, Merger Sub will merge with and into Congaree, and Congaree will then promptly merge with and into Carolina Financial, with Carolina Financial being the surviving corporation in the merger. In addition, as soon as practicable following the merger of Merger Sub with and into Congaree, Congaree State Bank will be merged with and into CresCom Bank.

Subject to the terms and conditions of the Agreement, each share of Congaree common stock will be converted into the right to receive one of the following: (i) $8.10 in cash, (ii) 0.4806 shares of Carolina Financials’ common stock, or (iii) a combination of cash and Carolina Financial common stock, subject to the limitation that, excluding any dissenting shares, the total merger consideration shall be prorated to 40% cash consideration and 60% stock consideration. Cash will also be paid in lieu of fractional shares.

The Agreement contains customary representations and warranties from Carolina Financial and Congaree, and Carolina Financial and Congaree have agreed to customary covenants and agreements, including, among others, covenants and agreements relating to ( l ) the conduct of their respective businesses during the interim period between the execution of the Agreement and the closing of the merger, (2) Congaree’s obligation to facilitate its shareholders’ consideration of, and voting upon, the necessary approval of the Agreement, (3) the recommendation by the board of directors of Congaree in favor of the necessary approval by its shareholders, (4) Congaree’s non-solicitation obligations relating to alternative business combination transactions, and (5) Carolina Financials’ intention to establish an advisory board consisting of the current directors of Congaree.

The boards of directors of Carolina Financial and Congaree have approved the Agreement. The Agreement and the transactions contemplated thereby are subject to the approval of the shareholders of Congaree, regulatory approvals, and other customary closing conditions.

The Agreement provides certain termination rights for both Carolina Financial and Congaree including, but not limited to, a right by either party to terminate the agreement if both (A) the average of the daily closing price of Carolina Financial common stock over a specified period prior to the anticipated closing date is less than 80% of closing price on the date of the Agreement and (B) the average of the daily closing price of Carolina Financial common stock over the same specified period is down 15% more than any change in the KBW Nasdaq Regional Banking Index (KRX) since the date of the Agreement. In the event that Congaree provides notice of its intent to terminate the Agreement due to these conditions being met, Carolina Financial may, but is not obligated to, increase the exchange ratio. Congaree may elect to accept the increased exchange ratio or proceed with termination of the Agreement. The Agreement further provides that upon termination of the Agreement under certain circumstances, Congaree will be obligated to pay Carolina Financial a termination fee of $750,000.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is included as Exhibit 2.1 hereto and is incorporated herein by reference. Capitalized terms used but not defined herein shall have such meanings as set forth in the Agreement. The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Carolina Financial, Congaree, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Carolina Financial, Congaree, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by Congaree.

In connection with entering into the Agreement, Congaree has agreed to use its reasonable best efforts to cause each of the directors and executive officers of Congaree to enter into a voting and support agreement (collectively, the “Support Agreements). The parties to the Support Agreements beneficially own in the aggregate approximately 18.93% of the outstanding shares of Congaree common stock. The Support Agreements generally require that the shareholder parties thereto vote all of their shares of Congaree common stock in favor of the merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of Congaree common stock prior to the consummation of the merger. The Support Agreements will terminate upon the earlier of the consummation of the merger and the termination of the Agreement in accordance with its terms.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Shareholder Support Agreement, which is included as Exhibit E to the Agreement, filed as Exhibit 2.1 of this Form 8-K, and incorporated by reference herein.

Immediately prior to the Effective Time, all rights with respect to Congaree common stock pursuant to warrants issued by Congaree to directors and executive officers shall be cancelled for nominal consideration. Immediately prior to the Effective Time, all rights with respect to Congaree common stock pursuant to stock options granted by Congaree to directors and executive officers (the “Seller Options”) shall be cancelled in exchange for a cash payment at Closing equal to the product obtained by multiplying (1) the number of shares of Congaree common stock underlying such person’s Seller Options, by (2) $8.10 less the exercise price per share under such Seller Options, by entering into a Stock Option Cash-Out Agreement in the form included as Exhibit B to the Agreement, filed as Exhibit 2.1 of the Form 8-K and incorporated by reference herein, prior to the Effective Time. In the event that the product obtained by the prior sentence is zero or a negative number, then the Seller Options will be cancelled for nominal consideration.

Additional Information About the Acquisition and Where to Find It

Carolina Financial Corporation intends to file relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a proxy statement/prospectus.  Shareholders of Congaree Bancshares, Inc. will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings by Carolina Financial Corporation, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/ prospectus can also be obtained, without charge, by directing a request to: Carolina Financial Corporation, 288 Meeting Street, Charleston, South Carolina 29401, Attention: William A. Gehman, III, Executive Vice President and Chief Financial Officer or Congaree Bancshares, Inc., 1219 Knox Abbott Drive, Cayce, SC 29033, Attention: Charlie Lovering, Executive Vice President and Chief Financial Officer.

SHAREHOLDERS OF CONGAREE BANCSHARES, INC. ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS WHEN THEY ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

The directors and executive officers of Congaree Bancshares, Inc. and other persons may be deemed to be participants in the solicitation of proxies from the company’s shareholders in connection with the proposed acquisition.  Information regarding Congaree Bancshares, Inc.’s directors and executive officers is available in its definitive proxy statement (form type DEF 14A) and additional definitive proxy soliciting materials filed with the SEC for Congaree’s 2015 annual shareholder meeting.  Other information regarding the participants in the Congaree Bancshares, Inc. proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Certain statements in this Current Report contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

In addition to factors previously disclosed in the Congaree’s reports filed with the SEC and those identified elsewhere in this Current Report on Form 8-K, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that the proposed merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis, or at all; the outcome of any legal proceedings that may be instituted against Congaree and Carolina Financial; the terms of the proposed merger may need to be unfavorably modified to satisfy such approvals or conditions; the anticipated benefits from the proposed merger are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate; the potential inability to promptly and effectively integrate the businesses of the Congaree and Carolina Financial; reputational risks and the reaction of the companies’ customers to the proposed merger; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; changes in interest rates and capital markets; inflation; customer acceptance of our products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger between Carolina Financial Corporation, CBAC, Inc., and Congaree Bancshares, Inc. dated January 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: January 11, 2016	By:	/s/ Charles A. Kirby
	Name:	Charles A. Kirby
	Title:	CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between Carolina Financial Corporation, CBAC, Inc., and Congaree Bancshares, Inc. dated January 5, 2016